United States of America
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: October 14, 2011
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.
On October 14, 2011, Louisiana-Pacific Corporation ("LP") and certain of its subsidiaries entered into a fourth amendment (the "Fourth Amendment"), dated October 14, 2011, to its loan and security agreement (the "Revolving Credit Agreement"), dated March 10, 2009, with the lenders party thereto (the “Revolving Lenders”) and Bank of America, N.A., as administrative agent. Among other changes, the Fourth Amendment: (1) extends the maturity of the revolving loan facility evidenced by the Revolving Loan Agreement from September 10, 2012 to October 14, 2016, (2) decreases the interest rate payable for certain types of loans, (3) permits LP to include in its borrowing base certain vendor managed inventory that was previously excluded, (4) increases LP's flexibility to incur and prepay certain debt and (5) provides that the Revolving Lenders' second priority liens on certain assets of LP and its subsidiaries that secure certain indebtedness of LP and its subsidiaries to other parties on a first priority basis will be automatically released in connection with the repayment of such other indebtedness.
A copy of the Fourth Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Loan and Security Agreement, dated October 14, 2011, among the Company, certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: October 18, 2011